UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 30, 2003

CBRL GROUP, INC.

Tennessee

0-25225

        62-1749513

(State or Other Jurisdiction

       (Commission File Number)

    (I.R.S. Employer

of Incorporation)

               Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

#

Item 5.  Other Events and Required FD Disclosure

On July 30, 2003, 23 individual customers filed a lawsuit against CBRL Group, Inc. (the “Company”) and its wholly-owned subsidiary, Cracker Barrel Old Country Store, Inc. (“CBOCS”), alleging discrimination against African-American customers by two of CBOCS’ Cracker Barrel Old Country Store® restaurants in Little Rock, Arkansas.  The case was filed in the United States District Court for the Eastern District of Arkansas.  The case does not seek class action status.  The plaintiffs seek declaratory and injunctive relief, unspecified compensatory and punitive damages as well as an award of attorneys’ fees.

The Company and CBOCS deny the allegations made in the complaint and intend to vigorously contest the allegations.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated July 31, 2003.

99.2

Press Release dated August 4, 2003.

Item 9.  Regulation FD Disclosure

CBOCS issued a press release dated July 31, 2003 in connection with the filing of the litigation that is described in Item 5 of this Current Report on Form 8-K.  That press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which by this reference is incorporated herein as if copied verbatim.

The Company’s wholly-owned subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”) issued a press release dated August 4, 2003 announcing that Logan’s had appointed Tom Vogel as its President and Chief Operating Officer.  That press release is attached to this Current Report on Form 8-K as Exhibit 99.2, which by this reference is incorporated herein as if copied verbatim.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 2003

CBRL GROUP, INC.

By: /s/ James F. Blackstock

Name: James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary